SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the Securities Act of 1934


      Date of Report (Date of earliest event reported):  October 15, 1996



                       AMLI RESIDENTIAL PROPERTIES TRUST
            (Exact name of registrant as specified in its charter)





     Maryland                        1-12784                36-3925916
-------------------             --------------         --------------------
(State or other)                  (Commission          (IRS Employer
 Jurisdiction of                 File Number)           Identification No.)
 Organization



125 S. Wacker Drive, Suite 3100, Chicago, Illinois             60606
     (Address of principal executive office)                (Zip Code)



       Registrant's telephone number, including area code:  312-984-5037



















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ITEM 5.  OTHER EVENTS.

On October 15, 1996, UICI, a Delaware corporation, agreed to acquire a significant ownership position in Amli Residential Properties Trust (the "Company") through an offer to exchange shares in UICI for shares in Amli Realty Co. ("ARC"), a privately-held corporation. Including shares and operating partnership units, ARC currently owns an approximate 13% interest in the Company.

UICI is a financial services and insurance company traded on the NASDAQ and based in Dallas, Texas. UICI's founder and Chairman, Ronald L. Jensen, is its largest shareholder. Mr. Jensen and his affiliates own approximately 34% of UICI. Mr. Jensen was formerly CEO of Life Investors (the "LI" in
AMLI), which was one of the original founders of ARC along with the Company's Chairman and Vice Chairman, Gregory T. Mutz and John E. Allen.






























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                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


                               AMLI RESIDENTIAL PROPERTIES TRUST

Date:  October 22, 1996        By:   /S/ GREGORY T. MUTZ
                                     Gregory T. Mutz,
                                     Chairman of the Board

















































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